                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



TEAM Mucho, Inc. has the following subsidiaries, all of which are wholly owned:

Ohio corporations:

                          TEAM America 5, Inc.
                          TEAM America 10, Inc.
                          TEAM America 12, Inc.
                          TEAM America of Orlando, Inc.
                          TEAM America of Ohio, Inc.
                          TEAM America Professional Employer, Inc.
                          TEAM America of California, Inc.
                          TEAM America of Texas, Inc.
                          TEAM America of Oregon, Inc.
                          TEAM America of Washington, Inc.
                          TEAM America Information Resources, Inc.
                          Columbus E.L., Inc.

Michigan corporations:

                          The Personnel Department, Incorporated
                          The Personnel Department of Metropolitan Detroit, Inc. PTM Management Company, Incorporated

Nebraska corporation:

                          TEAM America of Nebraska, Inc.

Indiana corporation:

                          TEAM America of Michigan, Inc.

Idaho corporation:

                          TEAM America West, Inc.

Tennessee corporation:

                          TEAM America Mid-South, Inc.

Montana corporation:

                          TEAM America of Montana, Inc.

Nevada corporation:

                          Mucho.com, Inc.

Utah corporation:

                          TEAM PSMI, Inc.